UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

National Properties Amendment

On June 27, 2025, MSG National Properties, LLC (“National Properties”), a wholly-owned subsidiary of Madison Square Garden Entertainment Corp. (the “Company”), MSG Entertainment Holdings, LLC (“MSG Entertainment Holdings”) and certain subsidiaries of National Properties entered into Amendment No. 4 (the “National Properties Amendment”) to the Credit Agreement, dated as of June 30, 2022 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the National Properties Amendment, the “Amended Credit Agreement”), among National Properties, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, pursuant to which, among other things, National Properties (i) refinanced in their entirety the outstanding term loans under the Existing Credit Agreement with a new tranche of Dollar-denominated term loans under the Amended Credit Agreement in the amount of $609,375,000 (such new term loan facility, the “Refinancing Term Loan Facility”), (ii) refinanced in their entirety the revolving credit commitments in effect with a new tranche of revolving credit commitments under the Amended Credit Agreement in the amount of $150,000,000 (such new revolving credit facility, the “Refinancing Revolving Credit Facility” and together with the Refinancing Term Loan Facility, the “Refinancing Credit Facilities”) and (iii) paid fees, costs and expenses and performed other obligations incurred in connection with the National Properties Amendment. All capitalized terms not defined herein have the meaning set forth in the Amended Credit Agreement.

The Amended Credit Agreement includes financial covenants requiring National Properties and its restricted subsidiaries to maintain a specified minimum debt service coverage ratio and specified maximum total leverage ratio. The debt service coverage ratio covenant begins testing in the fiscal quarter ending June 30, 2025 and is set at a ratio of 2.5:1. The total leverage ratio covenant begins testing in the fiscal quarter ending June 30, 2025 and is set at a ratio of 3.5:1.

The Refinancing Credit Facilities will mature on June 27, 2030. The principal obligations under the Refinancing Term Loan Facility are to be repaid in quarterly installments beginning with the fiscal quarter ending September 30, 2025, in annual amounts equal to 5.0% of the original amount of the Refinancing Term Loan Facility, with the unpaid balance being payable at maturity. The principal obligations under the Refinancing Revolving Credit Facility are due at maturity. Borrowings under the Refinancing Credit Facilities bear interest at a floating rate, which at the option of National Properties may be either (i) Term SOFR plus an applicable margin ranging from 1.75% per annum to 2.50% per annum or (ii) a base rate plus an applicable margin ranging from 0.75% per annum or 1.50% per annum, in each case, depending on the total leverage ratio of National Properties and its restricted subsidiaries.

All obligations under the Refinancing Credit Facilities are guaranteed by MSG Entertainment Holdings and National Properties’ existing and future direct and indirect domestic subsidiaries, other than the subsidiaries that own The Madison Square Garden Arena and certain other excluded subsidiaries (the “Subsidiary Guarantors”). All obligations under the Refinancing Credit Facilities, including the guarantees of those obligations, are secured by certain of the assets of National Properties and the Subsidiary Guarantors (collectively, “Collateral”) including, but not limited to, a pledge of some or all of the equity interests held directly or indirectly by National Properties in each Subsidiary Guarantor. The Collateral does not include, among other things, any interests in The Madison Square Garden Arena and The Chicago Theatre or the leasehold interests in Radio City Music Hall and the Beacon Theatre. Under certain circumstances, National Properties is required to make mandatory prepayments on loans outstanding, including prepayments in an amount equal to the net cash proceeds of certain sales of assets or casualty insurance and/or condemnation recoveries (subject to certain reinvestment, repair or replacement rights), subject to certain exceptions.

In addition to the covenants described above, the Amended Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative and negative covenants and events of default. The Amended Credit Agreement contains certain restrictions on the ability of National Properties and its restricted subsidiaries to take certain actions as provided therein (and subject to various exceptions and baskets set forth therein), including the following: (i) incurring additional indebtedness; (ii) creating liens on certain assets; (iii) making investments, loans or advances in or to other persons; (iv) paying dividends and distributions or repurchasing capital stock (which will restrict the ability of National Properties to make cash distributions to the Company); (v) repaying, redeeming or repurchasing certain indebtedness; (vi) changing its lines of business; (vii) engaging in certain transactions with affiliates; (viii) amending their respective organizational documents; (ix) merging or consolidating; and (x) making certain dispositions.

The National Properties Amendment governing the Refinancing Credit Facilities has been filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Refinancing Credit Facilities contained herein is qualified in its entirety by reference to the Amended Credit Agreement, which is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 4 to Credit Agreement, dated as of June 27, 2025, among MSG National Properties, LLC, MSG Entertainment Holdings, LLC and certain subsidiaries of MSG National Properties, LLC, as guarantors, the lenders and L/C issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: June 30, 2025